SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14 (a) of the Securities
                 Exchange Act of 1934 (Amendment No. __________)

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Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement               [ ]  Confidential, For Use of
                                                   the Commission Only (as
                                                   permitted by Rule 14a-6
                                                   (e)(2)

[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

              Keystone America Hartwell Emerging Growth Fund, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                         Definitive Solicitation Materials Filed
                                         Pursuant to Rule 14a-6(b) under the
                                         Securities Exchange Act of 1934


                                                             July 1997


Dear Shareholder:

     Recently we mailed you a Prospectus/Proxy Statement containing our proposal to combine Keystone America Hartwell Emerging Growth Fund, Inc. with Evergreen Aggressive Growth Fund. We may also have contacted you by telephone to inform you of this proposal and let you know that we can take your vote by phone. We apologize for any inconvenience our calls may have caused you, but we want to emphasize the importance of this proposal and your vote. We believe one combined fund will result in greater efficiencies than two separate funds. The reorganization has been structured as a tax-free transaction for shareholders.

     As we did not receive votes sufficient to approve the proposal at the shareholder meeting scheduled for June 30, 1997, we have adjourned the meeting until July 14, 1997. Therefore, we are again requesting that you vote your shares. The Fund's Directors have carefully reviewed this proposed reorganization and believe it is in the best interest of shareholders. They recommend you vote FOR the proposal. YOUR VOTE IS VERY IMPORTANT!

Voting Instructions (Telephone or Mail):
---------------------------------------
Telephone:

     We are offering a convenient way to vote your shares by telephone. Simply call 1-800-424-3107 from 8:00 am until 9:00 pm eastern time and a customer service representative will personally take your vote. A written confirmation of your vote will be mailed to you.

     Mail: If you prefer to vote by mail, please sign the enclosed proxy card and return it in the enclosed postage-paid envelope.

     If you have already voted, we thank you for your participation. No further action is required on your part.

     We sincerely appreciate your vote and hope that you will take a moment to help us obtain the necessary votes on this important issue affecting your Fund. If you have any questions about this proposal, please call Evergreen Keystone at 1-800-343-2898. Our representatives are available Monday through Friday between 8:00 am and 6:00 pm eastern time and will be happy to assist you.

Sincerely,



Albert H. Elfner, III                                  George S. Bissell
Chairman                                               Chairman of the Board
Keystone Investment Management Company                 Keystone Funds